UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2022

CATALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36587	20-8737688
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road
Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CTLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 22, 2022 (the “Closing Date”), Catalent Pharma Solutions, Inc. (“Operating Company”), a wholly owned subsidiary of Catalent, Inc. (the “Company”), entered into Amendment No. 7 to Amended and Restated Credit Agreement ( “Amendment No. 7”) by and among Operating Company, PTS Intermediate Holdings LLC (“Holdings”), the subsidiaries of Operating Company party thereto (together with Holdings, the “Guarantors”), JP Morgan Chase Bank, N.A., as the administrative agent, collateral agent, swing line lender, and letter of credit issuer, and the lenders and other parties thereto, which Amendment No. 7 amends that certain Amended and Restated Credit Agreement, dated as of May 20, 2014, among Operating Company, Holdings, the other Guarantors party thereto, JP Morgan Chase Bank, N.A., as the administrative agent, collateral agent, and swing line lender, and the lenders and other parties thereto (as amended by Amendment No. 1 dated as of December 1, 2014, Amendment No. 2 dated as of December 9, 2016, Amendment No. 3 dated as of October 18, 2017, Amendment No. 4 dated as of May 17, 2019, Amendment No. 5 dated as of February 22, 2021, Amendment No. 6 dated as of September 29, 2021, and Amendment No. 7, the “Credit Agreement”). Pursuant to Amendment No. 7, Operating Company: (i) terminated the existing revolving credit commitments (and the related outstanding revolving borrowings) and (ii) obtained $1.1 billion aggregate amount of new revolving credit commitments (the “New Revolving Credit Commitments”) (and borrowed thereunder an amount equal to the previously outstanding borrowings under the terminated commitments). The New Revolving Credit Commitments have (A) an interest rate margin, at Operating Company’s option, based on a (1) prime rate, plus a margin ranging from 0.75% to 1.25% based on Operating Company’s consolidated leverage ratio or (2) SOFR rate, plus 0.10%, plus a margin ranging from 1.75% to 2.25% based on Operating Company’s consolidated leverage ratio, and (B) a maturity date that is the earlier of (i) five years after the Closing Date, and (ii) the 91st day prior to the maturity of Operating Company’s $500 million 5.000% senior unsecured notes due 2027 (the “2027 Senior Notes”) or any permitted refinancing thereof, if on such 91st day, any of the 2027 Senior Notes remains outstanding, and otherwise with the same principal terms as the previously existing revolving credit commitments under the Credit Agreement. There was no incremental borrowing on the New Revolving Credit Commitments on the Closing Date. Operating Company intends to use the proceeds of future revolving credit borrowings (if any) under the Credit Agreement for working capital and other general corporate purposes. The New Revolving Credit Commitments (and related revolving borrowings) are guaranteed by Holdings and all material wholly owned domestic subsidiaries of Operating Company, and Operating Company and the Guarantors have pledged substantially all of their assets as collateral for loans and other credit extensions under the Credit Agreement, including the New Revolving Credit Commitments.

The foregoing description of Amendment No. 7 and the related New Revolving Credit Commitments does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 7, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 7 to Amended and Restated Credit Agreement, dated as of November 22, 2022, by and among Catalent Pharma Solutions, Inc., PTS Intermediate Holdings LLC, JP Morgan Chase Bank, N.A., as the administrative agent, collateral agent, swing line lender, and letter of credit issuer, and the lenders and other parties thereto, which amends that certain Amended and Restated Credit Agreement, dated as of May 20, 2014 (as amended), by and among Catalent Pharma Solutions, Inc., PTS Intermediate Holdings LLC, JP Morgan Chase Bank, N.A., as the successor administrative agent, collateral agent, swing line lender, and letter of credit issuer, and the lenders and other parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc. (Registrant)

By:	/s/ STEVEN L. FASMAN
Steven L. Fasman

Executive Vice President, Chief Administrative Officer & Secretary

Date: November 22, 2022